Exhibit 99.1
Boston Private Financial Holdings, Inc. Reports Fourth Quarter and Full Year 2012 Results; Announces Dividend Increase and Share Repurchase Program
Fourth Quarter and Full Year Highlights:

•	Earnings increase 36% year-over-year: Full year 2012 GAAP Net Income increased to $53.3 million from $39.1 million in 2011. Full year diluted 2012 EPS increased to $0.61 from $0.46 in 2011.

•	Steady Net Interest Income: Net Interest Income increased 2% to $183.3 million for the full year of 2012. Full year NIM of 3.22% decreased 3 basis points year-over-year.

•
Core Fees and Income increase for the fourth straight quarter: Fourth quarter Core Fees and Income increased 13% year-over-year and 5% on a linked quarter basis. AUM increased 2% to $20.4 billion in the quarter, and 13% year-over-year. Fourth quarter AUM net inflows were $298 million, up from $223 million linked quarter, and up from AUM net outflows of ($142) million in the fourth quarter of 2011.

•	Provision decreases: Provision for Loan Losses was a credit of ($5.0) million in the quarter, compared to a provision credit of ($4.0) million in the third quarter of 2012.

•	Capital builds: Tangible Common Equity/Tangible Assets ratio increased by 30 basis points to 7.7% on a year-over-year basis, and was flat on a linked quarter basis.

•
Dividend increase and share repurchase program announced: The Board of Directors approved a cash dividend of $0.05 per share, up from $0.01 per share last quarter, and a share repurchase program of up to 5% of the Company's outstanding shares as of January 16, 2013.

Boston, MA - January 16, 2013 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported fourth quarter 2012 GAAP Net Income Attributable to the Company of $13.1 million, compared to $16.5 million in the third quarter of 2012. BPFH reported fourth quarter diluted earnings per share of $0.15 compared to $0.19 in the third quarter of 2012.
For the full year of 2012, BPFH reported GAAP Net Income Attributable to the Company of $53.3 million, compared to $39.1 million for the full year of 2011. BPFH reported diluted earnings per share of $0.61 compared to $0.46 for the full year of 2011.
“The year-over-year increases we saw in loan, deposit, and AUM balances confirm that the power of our Private Banking and Wealth Management model is taking hold,” said Clayton G. Deutsch, CEO and President. “We continue to be pleased with the ongoing improvement in our quality metrics as evidenced by the 24% decline in criticized loans on a year-over-year basis, and the continued strengthening of our capital base. In 2013, we remain committed to growing our fee-based revenues, defending our Net Interest Margin and achieving our 11% ROE target.”
Net Interest Income, Core Fees Increase Year-Over-Year
Net Interest Income in the fourth quarter was $45.5 million, down 2% from $46.4 million in the third quarter of 2012. For the full year of 2012, Net Interest Income was $183.3 million, up 2% from $179.0 million in 2011. Core Fees and Income (Investment Management and Trust Fees, Private Bank Investment Management and Trust Fees, Wealth Advisory Fees, Other Banking Fee Income and Gain on Sale of Loans) for the fourth quarter increased 5% to $29.1 million from $27.6 million in the third quarter of 2012. The increase was driven by fee increases in all three business segments and by a $0.9 million gain on sale of residential mortgage loans that the Company sold during the fourth quarter. For the full year of 2012, Core Fees and Income increased 2% to $109.4 million.
Net Interest Margin was 3.19% in the fourth quarter, up 8 basis points from 3.11% in the third quarter. On a year-over-year basis, Net Interest Margin increased 2 basis points from 3.17%. For the full year of 2012, Net Interest Margin decreased 3 basis points to 3.22%.

Total Assets Under Management/Advisory (“AUM”) increased to $20.4 billion, up 2% from $20.1 billion in the third quarter of 2012. AUM increased 13% from $18.1 billion in the fourth quarter of 2011. The Company experienced fourth quarter 2012 AUM net inflows of $298 million, as compared to AUM net inflows of $223 million in the third quarter of 2012. AUM net outflows for the fourth quarter of 2011 were ($142) million. AUM net inflows for the full year of 2012 were $621 million, as compared to AUM net outflows of ($492) million in 2011.
Total Expenses Increase in Q4 Due to Non-Cash Benefit Charges and Liabilities Restructuring
Total Expenses (including restructuring costs of $1.6 million) in the fourth quarter of 2012 were $62.7 million, up 8% from $58.2 million (including third quarter restructuring costs of $3.6 million) on a linked quarter basis. For the full year of 2012, Total Expenses (including restructuring costs of $5.9 million) were were $231.9 million, down 1% from Total Expenses (including restructuring costs of $8.1 million) of $233.9 million for the full year of 2011.
“Total Expenses in the quarter were impacted by unusual items totaling $7.6 million, including non-cash benefit charges of $2.0 million, seasonal marketing costs of $1.1 million, liability restructuring costs of $2.0 million, severance costs of $1.6 million and variable compensation costs of $900 thousand,” said David J. Kaye, Chief Financial Officer. “It is important to note that the costs associated with the restructuring of expenses and liabilities will benefit the Company in 2013.”
Q4 Provision Credit Due Primarily to Sale of Pacific Northwest Offices
Provision for Loan Losses in the fourth quarter was a credit of ($5.0) million, compared to a provision credit of ($4.0) million in the third quarter of 2012. The ($5.0) million provision credit was primarily driven by the agreement to sell the Pacific Northwest offices, which the Company announced in December. For the full year of 2012, there was a provision credit of ($3.3) million, as compared to a Provision for Loan Losses of $13.2 million in 2011.
Nonaccrual Loans (“Nonaccruals”) decreased 17% to $60.7 million on a linked quarter basis. On a year-over-year basis, Nonaccruals were down 11%. As a percentage of Total Loans, Nonaccruals were 1.26% in the fourth quarter of 2012, down 22 basis points from 1.48% in the third quarter of 2012. On a year-over-year basis, Nonaccruals as a percentage of Total Loans declined 20 basis points from 1.46%.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	December 31, 2012	September 30, 2012	December 31, 2011
Total Criticized Loans	$235.0	$275.5	$309.3
Total Loans 30-89 Days Past Due and Accruing (10)	$46.4	$9.5	$27.0
Total Net Loans (Charged-off)/ Recovered	$(2.1)	$(3.9)	$(0.1)
Allowance for Loan Losses/ Total Loans	1.75%	1.83%	2.07%
Capital Ratios Strengthen in Q4, Dividend Increase and Share Repurchase Program Announced
Most regulatory risk-based capital ratios and tangible common equity ratios increased on a linked quarter basis and year-over-year. The Board of Directors today announced a dividend increase to $0.05 per share, up from $0.01 per share last quarter.
“We believe now is the time to begin returning capital to our shareholders given our outlook and confidence in our continued risk management, capital build and earnings power,” said Mr. Deutsch. “Increasing our dividend is a prudent decision which will allow us to reward shareholders while adequately funding our strategy. We will continuously evolve our dividend level while assessing other shareholder friendly transactions. We are committed to managing our capital in a hyper-efficient manner.”
In addition, on January 16, 2013, the Board of Directors also approved a share repurchase program of up to 5% of the Company's outstanding shares. Under the program, shares may be repurchased from time to time in the open market for a two-year period.

Capital ratios are listed below on a linked quarter and year-over-year basis:

	December 31, 2012	September 30, 2012	December 31, 2011
Total Risk-Based Capital *	14.7%	14.7%	15.2%
Tier I Risk-Based Capital *	13.4%	13.1%	12.7%
Tier I Leverage Capital *	9.9%	9.2%	9.0%
TCE/TA	7.7%	7.7%	7.4%
TCE/Risk Weighted Assets *	10.5%	10.4%	10.3%

*	December 31, 2012 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of the fourth quarter 2012 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.05 per share. The record date for this dividend is February 14, 2013, and the payment date is February 28, 2013.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA and TCE/Risk Weighted Assets ratios, and Operating Expenses excluding restructuring charges, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8 a.m. Eastern Time on Thursday, January 17, 2013, to discuss the financial results, business highlights and outlook. To access the call:

Dial In #: (888) 317-6003
International Dial In #: (412) 317-6061
Elite Entry Number: 5890660

Replay Information:
Available from January 17 at 12 noon until January 24
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10023251
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.
Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $20 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continued weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. Forward looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Jeanne Hess
Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	December 31, 2012	September 30, 2012	December 31, 2011
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$308,744	$83,585	$203,354
Investment securities available for sale	699,300	755,125	844,496
Loans held for sale (1)	308,390	135,169	12,069
Total loans	4,814,136	4,967,607	4,651,228
Less: Allowance for loan losses	84,057	91,129	96,114
Net loans	4,730,079	4,876,478	4,555,114
Other real estate owned (“OREO”)	3,616	3,186	5,103
Stock in Federal Home Loan Banks	41,981	42,886	43,714
Premises and equipment, net	27,081	28,390	29,224
Goodwill	110,180	110,180	110,180
Intangible assets, net	24,874	25,306	28,569
Fees receivable	8,836	9,460	8,147
Accrued interest receivable	14,723	16,731	16,875
Deferred income taxes, net	63,840	62,964	66,782
Other assets	123,361	123,324	115,069
Assets of discontinued operations (2)	—	—	10,676
Total assets	$6,465,005	$6,272,784	$6,049,372
Liabilities:
Deposits	$4,885,059	$4,662,794	$4,530,411
Deposits held for sale (1)	194,084	—	—
Securities sold under agreements to repurchase	116,319	106,713	130,791
Federal funds purchased	—	85,000	—
Federal Home Loan Bank borrowings	408,121	552,946	521,827
Junior subordinated debentures	143,647	158,647	182,053
Other liabilities	95,386	91,407	94,811
Liabilities of discontinued operations (2)	—	—	1,663
Total liabilities	5,842,616	5,657,507	5,461,556
Redeemable Noncontrolling Interests	19,287	19,675	21,691
The Company’s Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 401 shares at December 31, 2012, September 30, 2012, and December 31, 2011; liquidation value: $100,000 per share	58,089	58,089	58,089
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 78,743,518 shares at December 31, 2012; 78,929,750 shares at September 30, 2012; and 78,023,317 shares at December 31, 2011	78,744	78,930	78,023
Additional paid-in capital	640,891	644,801	656,436
Accumulated deficit	(176,746)	(189,838)	(230,017)
Accumulated other comprehensive income	2,124	3,620	3,594
Total shareholders’ equity	603,102	595,602	566,125
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$6,465,005	$6,272,784	$6,049,372

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$51,398	$52,533	$51,857	$209,280	$212,047
Taxable investment securities	650	890	1,332	3,875	5,561
Non-taxable investment securities	846	782	846	3,228	3,768
Mortgage-backed securities	1,443	1,537	1,775	6,186	7,297
Federal funds sold and other	208	290	226	719	1,069
Total interest and dividend income	54,545	56,032	56,036	223,288	229,742
Interest expense:
Deposits	4,096	4,206	5,608	17,640	24,479
Federal Home Loan Bank borrowings	3,295	3,501	4,059	14,488	16,915
Junior subordinated debentures	1,308	1,507	1,786	6,258	7,434
Repurchase agreements and other short-term borrowings	300	452	434	1,626	1,960
Total interest expense	8,999	9,666	11,887	40,012	50,788
Net interest income	45,546	46,366	44,149	183,276	178,954
Provision/ (credit) for loan losses	(5,000)	(4,000)	(2,500)	(3,300)	13,160
Net interest income after provision for loan losses	50,546	50,366	46,649	186,576	165,794
Fees and other income:
Investment management and trust fees - Investment Managers	10,094	10,017	9,085	39,163	39,803
Investment management and trust fees - Bank	6,086	5,889	5,689	23,645	23,553
Wealth advisory fees	9,745	9,495	8,881	37,659	34,553
Other banking fee income	1,455	1,547	1,537	5,664	6,503
Gain on sale of loans, net	1,726	648	593	3,225	2,489
Total core fees and income	29,106	27,596	25,785	109,356	106,901
Gain on repurchase of debt	874	976	2,392	3,444	4,230
Gain/(loss) on sale of investments, net	(7)	25	109	871	798
Gain/(loss) on OREO, net	624	(104)	1,261	845	5,372
Other	(302)	111	62	(154)	1,140
Total other income	1,189	1,008	3,824	5,006	11,540
Operating expense:
Salaries and employee benefits	37,781	34,688	38,665	143,852	142,872
Occupancy and equipment	7,516	8,078	7,570	30,790	29,649
Professional services	3,698	3,455	2,748	13,113	16,810
Marketing and business development	2,968	1,346	2,032	7,422	6,802
Contract services and data processing	1,391	1,446	1,141	5,380	4,644
Amortization of intangibles	1,106	1,082	1,121	4,369	4,800
FDIC insurance	1,003	1,138	1,253	3,972	6,139
Restructuring expense	1,631	3,581	653	5,911	8,055
Other	5,644	3,336	2,783	17,041	14,083
Total operating expense	62,738	58,150	57,966	231,850	233,854
Income/(loss) before income taxes	18,103	20,820	18,292	69,088	50,381
Income tax expense/(benefit)	6,115	5,124	5,722	20,330	14,280
Net income/(loss) from continuing operations	11,988	15,696	12,570	48,758	36,101
Net income/(loss) from discontinued operations (2)	1,819	1,672	1,374	7,635	6,184
Net income/(loss) before attribution to noncontrolling interests	13,807	17,368	13,944	56,393	42,285
Less: Net income/ (loss) attributable to noncontrolling interests	715	855	882	3,122	3,148
Net income/(loss) attributable to the Company	$13,092	$16,513	$13,062	$53,271	$39,137

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Twelve Months Ended
PER SHARE DATA:	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(In thousands, except share and per share data)
Calculation of Income/(Loss) for EPS:
Net income/(loss) attributable to the Company	$13,092	$16,513	$13,062	$53,271	$39,137
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders (3)	(239)	(435)	(86)	(781)	(888)
Net Income/(Loss) Attributable to the Common Shareholders	12,853	16,078	12,976	52,490	38,249
LESS: Amount allocated to participating securities	(1,281)	(1,632)	(1,333)	(5,320)	(3,813)
Net Income/(Loss) Attributable to the Common Shareholders, after allocation to participating securities	$11,572	$14,446	$11,643	$47,170	$34,436

End of Period Common Shares Outstanding	78,743,518	78,929,750	78,023,317

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	85,386,014	85,392,074	84,658,931	85,186,796	84,288,834
LESS: Participating securities	(9,047,609)	(9,101,692)	(9,235,208)	(9,166,805)	(9,119,223)
PLUS: Dilutive potential common shares	1,066,155	1,077,229	869,517	953,525	311,417
Weighted Average Diluted Shares (4)	77,404,560	77,367,611	76,293,240	76,973,516	75,481,028

Diluted Total Earnings/(Loss) per Share	$0.15	$0.19	$0.15	$0.61	$0.46

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	December 31, 2012	September 30, 2012	December 31, 2011
FINANCIAL DATA:
Book Value Per Common Share	$6.92	$6.81	$6.51
Tangible Book Value Per Share (5)	$5.64	$5.49	$5.10
Market Price Per Share	$9.01	$9.59	$7.94

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,941,000	$3,784,000	$3,571,000
Investment Managers	8,444,000	8,553,000	7,594,000
Wealth Advisory	8,052,000	7,797,000	6,994,000
Less: Inter-company Relationship	(20,000)	(20,000)	(19,000)
Assets Under Management and Advisory of Continuing Operations	20,417,000	20,114,000	18,140,000
Assets Under Management and Advisory of Discontinued Operations (2)	—	—	985,000
Total Assets Under Management and Advisory	$20,417,000	$20,114,000	$19,125,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.33%	9.50%	9.36%
Tangible Common Equity/Tangible Assets (5)	7.67%	7.70%	7.37%
Tangible Common Equity/Risk Weighted Assets (5)	10.55%	10.39%	10.27%
Allowance for Loan Losses/Total Loans	1.75%	1.83%	2.07%
Allowance for Loan Losses/Nonaccrual Loans	138%	124%	141%
Return on Average Assets - Three Months Ended (Annualized)	0.82%	1.00%	0.85%
Return on Average Equity - Three Months Ended (Annualized)	8.72%	11.30%	9.37%
Efficiency Ratio - Three Months Ended (Annualized)	80.12%	75.25%	76.78%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	12/31/2012	09/30/2012	12/31/2011	12/31/2012	09/30/2012	12/31/2011	12/31/2012	09/30/2012	12/31/2011
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$202,970	$271,990	$398,668	$650	$890	$1,332	1.28%	1.31%	1.33%
Non-taxable investment securities (6)	202,971	188,183	191,206	1,320	1,221	1,321	2.60%	2.60%	2.76%
Mortgage-backed securities	309,359	257,680	245,423	1,443	1,537	1,775	1.87%	2.38%	2.89%
Federal funds sold and other	221,457	440,586	378,292	208	290	226	0.37%	0.26%	0.24%
Total Cash and Investments	936,757	1,158,439	1,213,589	3,621	3,938	4,654	1.54%	1.36%	1.53%
Loans: (7)
Commercial and Construction (6)	2,773,478	2,768,279	2,417,467	33,660	33,932	32,103	4.83%	4.88%	5.26%
Residential	2,024,279	2,038,277	1,810,530	17,626	18,230	18,189	3.48%	3.58%	4.02%
Home Equity and Other Consumer	269,954	280,366	318,035	2,104	2,236	2,829	3.10%	3.17%	3.48%
Total Loans	5,067,711	5,086,922	4,546,032	53,390	54,398	53,121	4.20%	4.26%	4.64%
Total Earning Assets	6,004,468	6,245,361	5,759,621	57,011	58,336	57,775	3.78%	3.72%	3.98%
LESS: Allowance for Loan Losses	90,931	99,778	99,520
Cash and due From Banks (Non-Interest Bearing)	46,916	42,688	41,968
Other Assets (8)	395,646	412,559	420,468
TOTAL AVERAGE ASSETS	$6,356,099	$6,600,830	$6,122,537
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (9):
Savings and NOW	$494,960	$458,499	$492,959	$168	$127	$285	0.13%	0.11%	0.23%
Money Market	2,377,447	2,260,748	1,971,631	2,287	2,206	2,418	0.38%	0.39%	0.49%
Certificates of Deposit	712,358	805,540	985,530	1,641	1,873	2,905	0.92%	0.92%	1.17%
Total Deposits	3,584,765	3,524,787	3,450,120	4,096	4,206	5,608	0.45%	0.47%	0.64%
Junior Subordinated Debentures	150,089	168,288	186,496	1,308	1,507	1,786	3.41%	3.50%	3.83%
FHLB Borrowings and Other	599,248	637,471	638,690	3,595	3,953	4,493	2.35%	2.43%	2.75%
Total Interest-Bearing Liabilities	4,334,102	4,330,546	4,275,306	8,999	9,666	11,887	0.82%	0.88%	1.10%
Noninterest Bearing Demand Deposits	1,304,276	1,561,135	1,157,151
Other Liabilities (8)	98,279	105,914	110,193
Total Average Liabilities	5,736,657	5,997,595	5,542,650
Redeemable Noncontrolling Interests	18,780	18,496	22,314
Average Shareholders' Equity	600,662	584,739	557,573
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,356,099	$6,600,830	$6,122,537
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$48,012	$48,670	$45,888
LESS: FTE Adjustment (6)				2,466	2,304	1,739
Net Interest Income (GAAP Basis)				$45,546	$46,366	$44,149
Interest Rate Spread							2.96%	2.84%	2.88%
Net Interest Margin							3.19%	3.11%	3.17%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In Thousands)	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
AVERAGE BALANCE SHEET:	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
AVERAGE ASSETS
Interest-Earning Assets:
Cash and Investments:
Taxable investment securities	$297,646	$377,812	$3,875	$5,561	1.30%	1.47%
Non-taxable investment securities (6)	192,913	191,513	5,038	5,764	2.61%	3.01%
Mortgage-backed securities	266,114	236,435	6,186	7,297	2.32%	3.09%
Federal funds sold and other	239,371	446,953	719	1,069	0.30%	0.24%
Total Cash and Investments	996,044	1,252,713	15,818	19,691	1.59%	1.57%
Loans: (7)
Commercial and Construction (6)	2,706,444	2,399,402	134,755	130,441	4.98%	5.44%
Residential	1,962,192	1,761,736	71,664	75,071	3.65%	4.26%
Home Equity and Other Consumer	290,680	312,507	9,435	11,697	3.25%	3.74%
Total Loans	4,959,316	4,473,645	215,854	217,209	4.35%	4.86%
Total Earning Assets	5,955,360	5,726,358	231,672	236,900	3.89%	4.14%
LESS: Allowance for Loan Losses	97,094	100,483
Cash and due From Banks (Non-Interest Bearing)	56,022	58,349
Other Assets (8)	424,278	417,893
TOTAL AVERAGE ASSETS	$6,338,566	$6,102,117
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits (9):
Savings and NOW	$500,084	$517,659	$827	$1,375	0.17%	0.27%
Money Market	2,189,344	1,898,999	8,777	10,524	0.40%	0.55%
Certificates of Deposit	810,590	1,027,347	8,036	12,580	0.99%	1.22%
Total Deposits	3,500,018	3,444,005	17,640	24,479	0.50%	0.71%
Junior Subordinated Debentures	167,786	190,473	6,258	7,434	3.73%	3.90%
FHLB Borrowings and Other	663,165	656,772	16,114	18,875	2.43%	2.87%
Total Interest-Bearing Liabilities	4,330,969	4,291,250	40,012	50,788	0.92%	1.18%
Noninterest Bearing Demand Deposits	1,304,514	1,141,563
Other Liabilities (8)	103,271	109,970
Total Average Liabilities	5,738,754	5,542,783
Redeemable Noncontrolling Interests	19,822	21,018
Average Shareholders' Equity	579,990	538,316
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,338,566	$6,102,117
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$191,660	$186,112
LESS: FTE Adjustment (6)			8,384	7,158
Net Interest Income (GAAP Basis)			$183,276	$178,954
Interest Rate Spread					2.97%	2.96%
Net Interest Margin					3.22%	3.25%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	December 31, 2012	September 30, 2012	December 31, 2011
LOAN DATA (10):
Commercial and Industrial Loans:
New England	$691,863	$642,141	$531,632
San Francisco Bay	61,191	65,034	72,850
Southern California	53,272	31,181	38,539
Pacific Northwest	—	47,979	35,027
Total Commercial and Industrial Loans	$806,326	$786,335	$678,048
Commercial Real Estate Loans:
New England	$663,442	$645,222	$643,263
San Francisco Bay	647,659	663,753	679,995
Southern California	380,249	354,097	233,416
Pacific Northwest	—	141,739	121,600
Total Commercial Real Estate Loans	$1,691,350	$1,804,811	$1,678,274
Construction and Land Loans:
New England	$93,489	$116,783	$106,385
San Francisco Bay	33,655	36,747	36,339
Southern California	10,426	8,590	5,622
Pacific Northwest	—	2,771	5,363
Total Construction and Land Loans	$137,570	$164,891	$153,709
Residential Loans:
New England	$1,173,741	$1,168,492	$1,247,975
San Francisco Bay	431,550	391,782	322,352
Southern California	300,798	306,001	192,708
Pacific Northwest	—	74,942	60,368
Total Residential Loans	$1,906,089	$1,941,217	$1,823,403
Home Equity Loans:
New England	$79,947	$81,473	$85,118
San Francisco Bay	36,730	37,122	48,182
Southern California	6,874	7,280	6,265
Pacific Northwest	—	2,377	4,133
Total Home Equity Loans	$123,551	$128,252	$143,698
Other Consumer Loans:
New England	$131,999	$116,951	$147,356
San Francisco Bay	9,581	11,551	12,526
Southern California	7,148	8,964	10,123
Pacific Northwest	—	1,678	1,622
Eliminations and other, net	522	2,957	2,469
Total Other Consumer Loans	$149,250	$142,101	$174,096
Total Loans
New England	$2,834,481	$2,771,062	$2,761,729
San Francisco Bay	1,220,366	1,205,989	1,172,244
Southern California	758,767	716,113	486,673
Pacific Northwest	—	271,486	228,113
Eliminations and other, net	522	2,957	2,469
Total Loans	$4,814,136	$4,967,607	$4,651,228

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	December 31, 2012	September 30, 2012	December 31, 2011
CREDIT QUALITY (10):
Special Mention Loans:
New England	$40,389	$33,174	$36,680
San Francisco Bay	24,566	26,443	59,065
Southern California	19,784	26,967	36,048
Pacific Northwest	—	7,838	11,328
Total Special Mention Loans	$84,739	$94,422	$143,121
Accruing Substandard Loans (11):
New England	$28,201	$39,707	$23,133
San Francisco Bay	49,204	49,754	57,199
Southern California	12,724	13,588	15,723
Pacific Northwest	—	4,757	2,186
Total Accruing Substandard Loans	$90,129	$107,806	$98,241
Nonaccruing Loans:
New England	$29,203	$36,919	$33,411
San Francisco Bay	24,932	28,710	25,598
Southern California	6,610	6,817	7,323
Pacific Northwest	—	948	1,777
Total Nonaccruing Loans	$60,745	$73,394	$68,109
Other Real Estate Owned:
New England	$1,744	$191	$98
San Francisco Bay	1,395	2,383	2,194
Southern California	—	—	1,143
Pacific Northwest	477	612	1,668
Total Other Real Estate Owned	$3,616	$3,186	$5,103
Loans 30-89 Days Past Due and Accruing (12):
New England	$20,751	$4,832	$9,834
San Francisco Bay	11,771	3,751	11,446
Southern California	13,854	917	5,677
Pacific Northwest	—	—	—
Total Loans 30-89 Days Past Due and Accruing	$46,376	$9,500	$26,957
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$(1,148)	$(3,528)	$(1,379)
San Francisco Bay	(1,094)	189	1,612
Southern California	168	231	(393)
Pacific Northwest	2	(817)	15
Total Net Loans (Charged-off)/ Recovered	$(2,072)	$(3,925)	$(145)
Loans (Charged-off)/ Recovered, Net for the Twelve Months Ended:
New England	$(5,593)		$(3,532)
San Francisco Bay	(2,768)		(14,979)
Southern California	289		4,066
Pacific Northwest	(685)		(1,004)
Total Net Loans (Charged-off)/ Recovered	$(8,757)		$(15,449)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

FOOTNOTES:

(1)
On December 17, 2012, Boston Private Bank & Trust Company announced that it had entered into an agreement to sell its three offices in the Pacific Northwest region. Accordingly, the assets and liabilities to be sold as part of this transaction have been classified as held for sale at December 31, 2012. Within loans held for sale on the consolidated balance sheet, $276.7 million of the balance at December 31, 2012 relate to the Pacific Northwest transaction. All of the deposits held for sale at December 31, 2012 relate to the Pacific Northwest transaction. All other assets and liabilities that will be included in the Pacific Northwest transaction have been classified as other assets held for sale or other liabilities held for sale and are included within other assets or other liabilities on the consolidated balance sheet at December 31, 2012.

(2)
In the second quarter of 2012, the Company completed the sale of its affiliate Davidson Trust Company. In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Inc.; Sand Hill Advisors, LLC; RINET Company, LLC; Gibraltar Private Bank & Trust Company; and Westfield Capital Management Company, LLC. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(3)
Adjustments to Net Income/(Loss) Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value and Dividends on Participating Securities.

(4)
When the Company has positive Net Income from Continuing Operations Attributable to the Common Shareholders, the Company adds additional shares to Basic Weighted Average Shares Outstanding to arrive at Diluted Weighted Average Shares Outstanding for the Diluted Earnings Per Share calculation to reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted Earning Per Share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, unexercised stock warrants, and unconverted Convertible Trust Preferred securities. The amount of shares that were anti-dilutive for the three and twelve months ended December 31, 2012 was 0.3 million in both periods. The amount of shares that were anti-dilutive for the three and twelve months ended December 31, 2011 were 1.5 million in both periods. The amount of shares that were anti-dilutive for the three months ended September 30, 2012 was 0.8 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 1: Basis of Presentation and Summary of Significant Accounting Policies" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for additional information.

(5)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value; the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio; the TCE to Risk Weighted Assets ratio; pre-tax, pre-provision earnings; and operating expenses excluding restructuring costs to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(In thousands, except per share data)	December 31, 2012	September 30, 2012	December 31, 2011
Total Balance Sheet Assets	$6,465,005	$6,272,784	$6,049,372
LESS: Goodwill and Intangible Assets, net *	(135,054)	(135,486)	(145,600)
Tangible Assets (non-GAAP)	$6,329,951	$6,137,298	$5,903,772
Total Equity	$603,102	$595,602	$566,125
LESS: Goodwill and Intangible Assets, net	(135,054)	(135,486)	(145,600)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ASC 810	17,201	12,744	14,381
Total adjusting items	(117,853)	(122,742)	(131,219)
Tangible Common Equity (non-GAAP)	$485,249	$472,860	$434,906
Total Equity/Total Assets	9.33%	9.50%	9.36%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.67%	7.70%	7.37%

Total Risk Weighted Assets **	$4,601,499	$4,551,665	$4,234,280
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.55%	10.39%	10.27%

End of Period Shares Outstanding	78,744	78,930	78,023
EOP Carlyle Common Convertible Shares	7,261	7,261	7,261
Common Equivalent Shares	86,005	86,191	85,284

Book Value Per Common Share	$6.92	$6.81	$6.51
Tangible Book Value Per Share (non-GAAP)	$5.64	$5.49	$5.10
*    For the TCE to TA ratio, Goodwill and Intangible Assets, net includes Goodwill and Intangible Assets of discontinued operations for December 31, 2011, which are included on the consolidated balance sheet with Assets of Discontinued Operations.
**     Risk Weighted Assets for December 31, 2012 is presented based on estimated data.

Reconciliations from the Company's GAAP income from continuing operations before income taxes to Non-GAAP pre-tax, pre-provision earnings and from GAAP operating expenses to Non-GAAP operating expenses excluding restructuring costs are presented below:

	Three Months Ended			Twelve Months Ended
(In Thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Income/(loss) before income taxes (GAAP)	$18,103	$20,820	$18,292	$69,088	$50,381
ADD BACK: Provision/ (credit) for loan losses	(5,000)	(4,000)	(2,500)	(3,300)	13,160
Pre-tax, pre-provision earnings (Non-GAAP)	$13,103	$16,820	$15,792	$65,788	$63,541

Total operating expense (GAAP)	$62,738	$58,150	$57,966	$231,850	$233,854
LESS: Restructuring expense	1,631	3,581	653	5,911	8,055
Total operating expenses (excluding restructuring costs) (Non-GAAP)	$61,107	$54,569	$57,313	$225,939	$225,799

(6)	Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(7)	Includes Loans Held for Sale and Nonaccrual Loans.

(8)	Assets and liabilities of discontinued operations are included in other assets and other liabilities in the average balance sheet presentation.

(9)	Includes Deposits Held for Sale.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(10)
The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender's regional offices. Loans in the Pacific Northwest region not expected to be included the sale of that region's offices have been included with New England at December 31, 2012, as those remaining loans will be managed out of the New England offices after the sale. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(11)
Accruing substandard loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(12)
In addition to loans 30-89 days past due and accruing, at December 31, 2012, the Company had three loans totaling $3.6 million that were more than 90 days past due but still on accrual status. These loans originated in the New England region. At September 30, 2012, the Company had three loans totaling $2.7 million that were more than 90 days past due but still on accrual status. These loans originated in the New England and San Francisco regions. At December 31, 2011, there were two loans totaling less than $0.1 million that were more than 90 days past due but still on accrual status.